Exhibit 99.4

PRO FORMA FINANCIAL DATA

Chase Corporation and Stewart Superabsorbents, LLC and Subsidiary unaudited pro forma condensed combined Financial Statements

The following unaudited pro forma condensed combined financial statements give effect to the acquisition of Stewart Superabsorbents, LLC (“SSA, LLC”) by Chase Corporation (“Chase” or the “Company”) in a transaction to be accounted for in accordance with Statement of Financial Accounting Standards (“SFAS”) Accounting Standards Codification (“ASC”) Topic 805 “Business Combinations”, with Chase treated as the acquirer and SSA, LLC being a surviving entity and continuing as a wholly owned subsidiary of Chase. The unaudited pro forma condensed combined balance sheet as of August 31, 2017 is based on the individual historical consolidated balance sheets of Chase as of August 31, 2017 and SSA, LLC as of September 30, 2017 and in the case of Zappa-Tec (an entity acquired by SSA, LLC on October 1, 2017) the individual statement of assets acquired and liabilities assumed as of December 31, 2017.   The unaudited pro forma condensed combined balance sheet has been prepared to reflect the acquisition of SSA, LLC by Chase as of August 31, 2017. The pro forma adjustments within the pro forma condensed combined balance sheet give effect to events that are directly attributable to the acquisition and factually supportable regardless of whether they have continuing impact or are nonrecurring. The unaudited pro forma condensed combined statement of operations is based on the individual historical consolidated statements of operations of Chase for the year ended August 31, 2017 and SSA, LLC for the year ended September 30, 2017 and gives effect to the acquisition as if it occurred on September 1, 2016, reflecting only pro forma adjustments expected to have a continuing impact on the combined results.

These unaudited pro forma condensed combined financial statements are for informational purposes only. They do not purport to indicate the results that would have been obtained had the acquisition been completed on the assumed date or for the periods presented, or which may be realized in the future. To produce the pro forma financial information, Chase allocated the purchase price using its best estimates of fair value. These estimates are based on the most recently available information. The allocation is dependent upon certain valuation and other studies that are not yet final. Accordingly, the pro forma purchase price adjustments are preliminary, subject to further adjustments as additional information becomes available and as additional analyses are performed. Upon completion of the analysis, final valuations will be performed. There can be no assurances that these final valuations will not result in material changes to the purchase price allocation. Furthermore, the parties may have reorganization and restructuring expenses as well as potential operating efficiencies as a result of combining the companies. The pro forma financial information does not reflect these potential expenses and efficiencies. The unaudited pro forma condensed combined financial statements should be read in conjunction with:

•

Chase’s audited consolidated financial statements including the related notes thereto, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in Chase’s Annual Report on Form 10‑K for the year ended August 31, 2017,

•

Chase’s unaudited condensed consolidated financial statements including the related notes thereto, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in Chase’s Quarterly Report on Form 10-Q for the period ended November 30, 2017,

•	The audited consolidated financial statements of Stewart Superabsorbents, LLC and Subsidiary for the year ended September 30, 2017,
•	The audited statement of assets acquired and liabilities assumed of Zappa-Tec as of December 31, 2017, and
•	The accompanying notes to the unaudited pro forma condensed combined financial statements.

1

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of August 31, 2017

In thousands, except share and per share amounts

				Pro Forma	Note	Pro Forma
	Chase	SSA, LLC (A)	Zappa-Tec (B)	Adjustments	Reference	Combined
ASSETS
Current Assets
Cash and cash equivalents	$47,354	$—	$—	$(71,482)	(C)	$40,872
				65,000	(D)
Accounts receivable, net	38,051	1,921	2,086	—		42,058
Inventory	25,618	3,487	3,220	274	(E)	32,599
Prepaid expenses and other current assets	3,098	16	—	—		3,114
Assets held for sale	14	—	—	—		14
Total current assets	114,135	5,424	5,306	(6,208)		118,657

Property, plant and equipment, net	34,760	1,230	—			35,990

Other Assets
Goodwill	50,784	—	28,547	6,344	(F)	85,675
Intangible assets, net	46,846	—	18,900	7,040	(G)	72,786
Cash surrender value of life insurance, less current portion	4,530	—	—	—		4,530
Restricted investments	964	—	—	—		964
Funded pension plan	566	—	—	—		566
Deferred income taxes	1,614	—	—	—		1,614
Other assets	539	—	—	—		539
Total assets	$254,738	$6,654	$52,753	$7,176		$321,321

LIABILITIES AND EQUITY
Current Liabilities
Accounts payable	$14,455	$1,066	$220	$—		$15,741
Accrued payroll and other compensation	6,500	—	—	—		6,500
Accrued expenses	4,052	297	—	—		4,349
Accrued income taxes	2,333	—	—	—		2,333
Total current liabilities	27,340	1,363	220	—		28,923

Long-term debt, less current portion	—	—	—	65,000	(D)	65,000
Deferred compensation	979	—	—	—		979
Accumulated pension obligation	12,666	—	—	—		12,666
Other liabilities	1,567	—	—	—		1,567
Accrued income taxes	1,257	—	—	—		1,257

Equity
Preferred Stock	—	—	—	—		—
Common stock (includes Members' capital and implied equity for SSA, LLC and Zappa-Tec, respectively)	935	1,937	52,533	(54,470)	(H)	935
Additional paid-in capital	14,060	—	—	—		14,060
Accumulated other comprehensive loss	(13,469)	—	—	—		(13,469)
Retained earnings (Members' earnings for SSA, LLC)	209,403	3,354	—	(3,354)	(H)	209,403
Total equity	210,929	5,291	52,533	(57,824)		210,929
Total liabilities and equity	$254,738	$6,654	$52,753	$7,176		$321,321

See accompanying notes to unaudited pro forma condensed combined financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

Year Ended August 31, 2017

In thousands, except share and per share amounts

			Pro Forma	Note	Pro Forma
	Chase	SSA, LLC (A)	Adjustments	Reference	Combined

Revenue
Sales	$247,877	$13,639	$—		$261,516
Royalties and commissions	4,683	—	—		4,683
	252,560	13,639	—		266,199
Costs and Expenses
Cost of products and services sold	146,036	9,880	—		155,916
Selling, general and administrative expenses	47,736	1,553	843	(G)	50,132
Exit costs related to idle facility	70	—	—		70
Acquisition-related costs	584	—	—		584

Operating income	58,134	2,206	(843)		59,497

Interest expense	(839)	(40)	(2,925)	(D)	(3,764)
			40	(I)
Gain on sale of real estate	860	—	—		860
Gain on sale of businesses	2,013	—	—		2,013
Other income (expense)	724	—	—		724

Income before income taxes	60,892	2,166	(3,728)		59,330

Income taxes expense (benefit)	18,878	—	(1,156)	(J)	18,393
			671	(K)

Net income	$42,014	$2,166	$(3,243)		$40,937

Net income available to common shareholders, per common and common equivalent share

Basic	$4.49				$4.38

Diluted	$4.44				$4.33

Weighted average shares outstanding
Basic	9,249,343				9,249,343
Diluted	9,357,414				9,357,414

See accompanying notes to unaudited pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

In thousands, except share and per share amounts

Note 1 — Basis of Presentation

The unaudited pro forma condensed combined financial statements are based on the historical financial statements of Chase Corporation (“Chase”) and Stewart Superabsorbents, LLC (“SSA, LLC”), and in the case of the pro forma condensed combined balance sheet the Zappa-Tec statement of assets acquired and liabilities assumed (“Abbreviated Balance Sheet”), after giving effect to the cash paid by Chase to consummate the acquisition of SSA, LLC, as well as certain pro forma adjustments.

The unaudited pro forma condensed combined balance sheet as of August 31, 2017 is based on the historical balance sheets of Chase as of August 31, 2017 and SSA, LLC as of September 30, 2017 and the Zappa-Tec Abbreviated Balance Sheet as of December 31, 2017, plus pro forma adjustments, and gives effect to the acquisition transaction as if it had occurred on August 31, 2017. The pro forma adjustments give effect to events that are directly attributable to the acquisition and factually supportable regardless of whether they have continuing impact or are nonrecurring.

SSA, LLC acquired Zappa-Tec, LLC (“Zappa-Tec”) on October 1, 2017, subsequent to the balance sheet date of the SSA, LLC financial statements utilized in the unaudited pro forma condensed combined balance sheet.  In accordance with a request for relief granted by the staff of the Securities and Exchange Commission (the “SEC”), an audited statement of assets acquired and liabilities assumed for Zappa-Tec is provided in lieu of certain historical financial information required by Rule 3-05 of Regulation S-X. The statement of assets acquired and liabilities assumed as of December 31, 2017 was prepared based on  the preliminary purchase price allocation Chase will use to record the portion of the SSA, LLC acquisition attributable to Zappa-Tec in its financial statements and are in accordance with GAAP.

The unaudited pro forma condensed combined statement of operations for the year ended August 31, 2017 is based on the historical condensed consolidated statements of operations of Chase for the year ended August 31, 2017, and the year ended September 30, 2017, for SSA, LLC, plus pro forma adjustments, and gives effect to the acquisition transaction as if it had occurred on September 1, 2016, the first day of fiscal 2017. The unaudited pro forma condensed combined statement of operations for the year ended August 31, 2017 does not include any results of operations for Zappa-Tec.

The unaudited pro forma condensed combined financial statements assume that the acquisition is accounted for using the acquisition method of accounting for business combinations in accordance with Accounting Standards Codification (“ASC”) Topic 805 “Business Combinations” and represent a pro forma presentation based upon available information of the combining companies’ financial position and results of operations during the periods presented. The preliminary allocation of the purchase price of the acquisition used in these unaudited pro forma condensed combined financial statements is based upon our estimates at the date of preparation of these pro forma financial statements and is subject to change as we finalize our valuation studies.

The unaudited pro forma condensed combined financial statements and the accompanying notes should be read in conjunction with the historical financial statements and accompanying notes of SSA, LLC and Zappa-Tec (contained elsewhere in this Form 8‑K/A) and Chase’s Annual Report on Form 10‑K filed with the Securities and Exchange Commission (SEC) on November 9, 2017 and recent current reports on Form 8‑K and Form 10‑Q. The unaudited pro forma condensed combined financial statements are presented for informational purposes only and are not necessarily indicative of the operating results or the financial position that would have been achieved had the acquisition been consummated as of the dates indicated or of the results that may be obtained in the future.

Note 2 — Purchase Price and Preliminary Purchase Price Allocation

Stewart Superabsorbents, LLC, inclusive of its October 1, 2017 acquired Zappa-Tec business (collectively “Zappa Stewart”), was acquired by Chase for a purchase price of $71,482, pending final working capital adjustments and excluding acquisition-related costs.  Chase acquired all equity of the business.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

In thousands, except share and per share amounts

The estimated consideration transferred has been allocated to the acquired tangible and identifiable intangible assets and liabilities assumed based on their estimated fair values as of August 31, 2017:

Assets & Liabilities	Amount
Accounts receivable	$4,007
Inventory	6,981
Prepaid expenses and other current assets	16
Property, plant & equipment	1,230
Goodwill	34,891
Intangible assets	25,940
Accounts payable and accrued liabilities	(1,583)
Total purchase price	$71,482

The allocation of purchase price is preliminary, and the final determination will be based on (i) the fair values of assets acquired, including the fair values of identifiable intangibles, and (ii) the fair values of liabilities assumed. The excess of consideration transferred over the fair value of assets and liabilities acquired is allocated to goodwill. The allocation of purchase price will remain preliminary until Chase Corporation completes a final valuation of significant identifiable intangible assets acquired and determines the fair values of other assets and liabilities acquired. The final determination of the allocation of purchase price is expected to be completed as soon as practicable. The final amounts allocated to assets and liabilities acquired could differ significantly from the amounts presented in the unaudited pro forma condensed combined financial statements as both the allocation, and asset and liabilities acquired as of December 31, 2017, may differ from August 31, 2017, the date of the presented pro forma condensed combined balance sheet.

Intangible Assets

The amount preliminarily allocated to intangible assets has been attributed to the following categories:

Intangible Asset	Amount	Useful life
Customer relationships (Zappa-Tec)	$17,600	7	years
Customer relationships (SSA, LLC)	6,600	9	years
Technology (Zappa-Tec)	900	7	years
Trade names (Zappa-Tec)	400	4	years
Trade names (SSA, LLC)	440	4	years
Total intangible assets	$25,940

The intangible assets subject to amortization are being amortized over their economic useful lives.

Note 3 — Financing

The purchase was funded from a combination of Chase’s Amended and Restated Credit Agreement dated as of December 15, 2016 by and among Chase Corporation, NEPTCO Incorporated, the Guarantors named therein, Bank of America, N.A., as administrative agent, and the Lenders party thereto (the “Revolving Credit Facility”) and available cash on hand. Chase utilized $65,000 from the Revolving Credit Facility.

The interest rate used in calculating pro forma interest expense for the incurred debt is the respective applicable rate as of December 31, 2017, the date of the transaction. The effect on net income of a +/- 1/8% variance in interest rates would not be material.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

In thousands, except share and per share amounts

Note 4 — Pro forma Adjustments

(A)

SSA, LLC balance sheet is as of September 30, 2017 and Statement of Operation is for the year ended September 30, 2017. All periods are prior to SSA, LLC’s October 1, 2017 acquisition of Zappa-Tec, LLC.

(B)	Zappa-Tec statement of assets acquired and liabilities assumed as of December 31, 2017. Zappa-Tec amounts are presented at fair value.
(C)	Total cash consideration paid pending final working capital adjustments and excluding acquisition-related costs by Chase in connection with the acquisition of SSA, LLC.
(D)

To record borrowing on Chase’s Revolving Credit Facility and to record related interest expense, both as described in Note 3. All debt is recorded as long-term, as all payments under the Revolving Credit Facility are due upon the facilities expiration, December 16, 2021.

(E)

To record estimated fair value adjustment to the carrying value of SSA, LLC inventory balance. The related cost of products and services sold has not been included as an adjustment in the pro forma statement of operations because its impact is not expected to extend beyond twelve months.

(F)	To record the excess of purchase price over the fair value of SSA, LLC assets acquired and liabilities assumed as goodwill.
(G)	To record the fair value of the intangible assets associated with SSA, LLC, and amortization expense of identified intangible assets over their estimated useful lives as described in Note 2.
(H)	To eliminate historic equity accounts for SSA, LLC and the implied equity balance for Zappa-Tec.
(I)	To eliminate interest expense previously recognized by SSA, LLC.
(J)	To record the tax impact of the pro forma adjustments at the Chase effective tax rate of 31%.
(K)	To record the tax impact on SSA, LLC’s income before income tax at the Chase effective tax rate of 31%.